Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-231911) of Evelo Biosciences, Inc., and

(2)	Registration Statement (Form S-8 No. 333-224841) of Evelo Biosciences, Inc.

of our report dated February 14, 2020, with respect to the consolidated financial statements of Evelo Biosciences, Inc. included in this Annual Report (Form 10-K) of Evelo Biosciences, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP
Boston, MA
February 14, 2020